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                                                          EXHIBIT 21

                    MICKELBERRY COMMUNICATIONS INCORPORATED
                           SCHEDULE OF SUBSIDIARIES

                                                        State or Other
                                                        Jurisdiction of
Name                                                    Incorporation
- ----                                                    ---------------

Mickelberry Holding Corporation                             Delaware

Bender, Browning, Dolby & Sanderson
 Advertising, Inc.                                          Illinois

Excel Importing Corp.(1)                                    New York

  Mibon Marketing, Inc.(1)                              Ontario, Canada

  Excel Plus, Ltd.(2)                                London, United Kingdom

MC Graphics, Inc.-
 dba Modern Graphic Arts                                    Delaware

Partners & Shevack Inc.                                     New York

Sandy Alexander, Inc.                                       Texas

Ventura Associates International, Inc.                      New York

(1)  dba Excel Marketing Group
     dba Excel Associates
     dba Excel Cutlery

(2)  50% owned